Exhibit 3.1

                                  B Y L A W S

                                      OF

                              PSB HOLDINGS, INC.

                        As amended on February 21, 2006


                               TABLE OF CONTENTS


                                                                           Page

      BYLAW I.  IDENTIFICATION................................................1
            Section 1.01.  Name...............................................1
            Section 1.02.  Principal and Business Offices.....................1
            Section 1.03.  Registered Agent and Office........................1
            Section 1.04.  Place of Keeping Corporate Records.................1

      BYLAW II.  SHAREHOLDERS.................................................1
            Section 2.01.  Annual Meeting.....................................1
            Section 2.02.  Special Meetings...................................1
            Section 2.03.  Place of Meeting...................................2
            Section 2.04.  Notice of Meeting..................................2
            Section 2.05.  Waiver.............................................2
            Section 2.06.  Fixing of Record Date..............................2
            Section 2.07.  Voting List........................................3
            Section 2.08.  Quorum and Voting Requirements.....................3
            Section 2.09.  Conduct of Meetings................................3
            Section 2.10.  Proxies............................................3
            Section 2.11.  Voting of Shares...................................4
            Section 2.12.  Voting of Shares by Certain Holders................4
            Section 2.13.  Notice of Shareholder Business and Nominations.....5

      BYLAW III.  BOARD OF DIRECTORS..........................................7
            Section 3.01.  General Powers.....................................7
            Section 3.02.  Number, Tenure and Qualifications..................7
            Section 3.03.  Election...........................................8
            Section 3.04.  Regular Meetings...................................8
            Section 3.05.  Special Meetings...................................8
            Section 3.06.  Meetings by Electronic Means of Communication......8
            Section 3.07.  Manner of Acting...................................9
            Section 3.08.  Quorum.............................................9
            Section 3.09.  Vacancies..........................................9
            Section 3.10.  Notice of Meetings; Waiver.........................9
            Section 3.11.  Conduct of Meetings................................9
            Section 3.12.  Compensation and Expenses.........................10
            Section 3.13.  Directors' Assent.................................10
            Section 3.14.  Committees........................................10
            Section 3.15.  Action Without a Meeting..........................11

      BYLAW IV.  OFFICERS....................................................11
            Section 4.01.  Number and Titles.................................11
            Section 4.02.  Election and Term of Office.......................11

            Section 4.03.  Additional Officers, Agents, etc..................11
            Section 4.04.  Removal...........................................11
            Section 4.05.  Resignations......................................12
            Section 4.06.  Vacancies.........................................12
            Section 4.07.  Powers, Authority and Duties......................12
            Section 4.08.  The Chairman of the Board.........................12
            Section 4.09.  The President.....................................12
            Section 4.10.  The Vice Presidents...............................13
            Section 4.11.  The Secretary.....................................13
            Section 4.12.  The Treasurer.....................................14
            Section 4.13.  Assistant Secretaries and Assistant Treasurers....14

      BYLAW V.   CONTRACTS, LOANS, CHECKS AND DEPOSITS.......................14
            Section 5.01.  Contracts.........................................14
            Section 5.02.  Loans.............................................14
            Section 5.03.  Checks, Drafts, etc...............................15
            Section 5.04.  Deposits..........................................15

      BYLAW VI.  VOTING OF SECURITIES OWNED BY THIS CORPORATION..............15
            Section 6.01.  Authority to Vote.................................15
            Section 6.02.  Proxy Authorization...............................15

      BYLAW VII.  CONTRACTS BETWEEN THIS CORPORATION
      AND RELATED PERSONS....................................................15

      BYLAW VIII.  CERTIFICATES FOR SHARES AND THEIR TRANSFER................16
            Section 8.01.  Certificates for Shares...........................16
            Section 8.02.  Facsimile Signatures..............................16
            Section 8.03.  Signature by Former Officer.......................16
            Section 8.04.  Consideration for Shares..........................16
            Section 8.05.  Transfer of Shares................................17
            Section 8.06.  Lost, Destroyed or Stolen Certificates............17
            Section 8.07.  Stock Regulations.................................17

      BYLAW IX.  DISTRIBUTIONS...............................................17

      BYLAW X.  INDEMNIFICATION..............................................17

      BYLAW XI.  FISCAL YEAR.................................................24

      BYLAW XII.  SEAL.......................................................24

      BYLAW XIII.  AMENDMENTS................................................24
            Section 13.01.  By Shareholders..................................24
            Section 13.02.  By Directors.....................................24
            Section 13.03.  Implied Amendments...............................25
                                       -ii-
                                  B Y L A W S

                                      OF

                              PSB HOLDINGS, INC.

                           BYLAW I.  IDENTIFICATION

      Section 1.01. Name. The name of the corporation is PSB Holdings, Inc. (the "corporation").

      Section 1.02. Principal and Business Offices. The corporation may have such principal and other business offices as the Board of Directors may designate or as the corporation's business may require from time to time.

      Section 1.03. Registered Agent and Office. The corporation's registered agent may be changed from time to time by the corporation or by the Board of Directors. The address of the corporation's registered office may be changed from time to time by the corporation, by the Board of Directors or by the registered agent. The business office of the corporation's registered agent shall be identical to the registered office. The corporation's registered office may be, but need not be, identical with the corporation's principal office in the state of Wisconsin.

      Section 1.04. Place of Keeping Corporate Records. The records and documents specified in Section 180.1601, Wisconsin Statutes, shall be kept at the corporation's principal office.


                            BYLAW II.  SHAREHOLDERS

      Section 2.01. Annual Meeting. The annual shareholders meeting shall be held in the month of April of each year, at such time and place, either in or outside the state of Wisconsin, as may be designated by the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting; provided, however, that if not so designated, the annual meeting shall be held on the third Tuesday in April in each year.

      Section 2.02. Special Meetings. Special shareholders' meetings may be called by: (a) the chairman of the board; (b) the president; (c) the Board of Directors or by such other officer(s) as it may authorize from time to time; or
(d) the president or secretary upon the written request of the holders of record of at least 10% of all the votes entitled to be cast upon the matter(s) set forth as the purpose of the meeting in such written request. Upon delivery to the president or secretary of a written request pursuant to (d), above, stating the purpose(s) of the requested meeting, dated and signed by the person(s) entitled to request such a meeting, it shall be the duty
                                       -1-
of such officer to whom the request is delivered to give notice of the meeting to shareholders. Notice of any special meetings shall be given in the same manner provided in Section 2.04 of these Bylaws. Only business within the purpose described in this special meeting notice shall be conducted at a special shareholders' meeting.

      Section 2.03. Place of Meeting. The Board of Directors may designate any place, either in or outside the state of Wisconsin, as the place of meeting for any annual or special meeting. If no designation is made by the Board of Directors, the place of meeting shall be the corporation's principal office.

      Section 2.04. Notice of Meeting. The corporation shall notify each shareholder who is entitled to vote at the meeting, of the date, time and place of each annual or special shareholders' meeting. In the case of special meetings, the notice shall also contain the purpose of such special meeting. The meeting notice shall be given not less than 10 days nor more than 60 days before the meeting date. Notice of a meeting must be sent by mail to the shareholder's address shown in the corporation's current record of shareholders.

      Section 2.05. Waiver. Notice of any shareholders' meeting may be waived by a shareholder, before or after the date and time stated in the notice. The waiver must be in writing, contain the same information that would have been required in the notice (except the time and place of the meeting need not be stated), be signed by the shareholder, and be delivered to the corporation for inclusion in the corporate records.

      Section 2.06. Fixing of Record Date. For the purpose of determining shareholders of any voting group entitled to notice of or to vote at any meeting of shareholders, or shareholders entitled to receive payment of any distribution or dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix a future date as the record date. Such record date shall not be more than 70 days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If no record date is so fixed by the board, the record date for determination of such shareholders shall be at the close of business on:

            (a) With respect to the payment of a share dividend, the date the board authorizes the share dividend;

            (b) With respect to a distribution to shareholders (other than one involving a repurchase or reacquisition of shares), the date the board authorizes the distribution; or

            (c) With respect to any other matter for which such a determination is required, as provided by law.

When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof
                                       -2-
unless the Board of Directors fixes a new record date which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

      Section 2.07. Voting List. After fixing a record date for a meeting, the corporation shall prepare a list of the names of all of its shareholders who are entitled to notice of a shareholders' meeting. The list shall be arranged by class or series of shares and show the address of and number of shares held by each shareholder. The corporation shall make the shareholders' list available for inspection by any shareholder, beginning two business days after notice of the meeting is given for which the list was prepared and continuing to the date of the meeting, at the corporation's principal office (or at the place identified in the meeting notice in the city where the meeting will be held). The corporation shall make the shareholders' list available at the meeting, and any shareholder or his agent or attorney may inspect the list at any time during the meeting or any adjournment.

      Section 2.08. Quorum and Voting Requirements. Except as otherwise provided by the articles of incorporation, these Bylaws, or any provision of Chapter 180, a majority of the shares entitled to vote on all matters to be voted on at the shareholders' meeting, represented in person or by proxy, shall constitute a quorum. If a quorum is present, action on a matter is approved if the number of votes in favor of the action is greater than the number of votes against, unless the vote of a greater number of the voting group is required by the articles of incorporation, these Bylaws, or any provision of Chapter 180. Amendment of the articles of incorporation requires the affirmative vote of two-thirds of all voting groups of this corporation in addition to any other vote required by any provision of Chapter 180. Even though less than a quorum is represented, a majority of the shares represented at the meeting may adjourn the meeting without further notice. At the adjourned meeting at which a quorum shall be represented, any business may be transacted that might have been transacted at the meeting as originally notified.

      Section 2.09. Conduct of Meetings. The president or such member of the Board of Directors as may be designated by the President to act as chairman of a meeting of shareholders, or in the absence of the president and such designation, the chairman of the board, or, in their respective absences, any person chosen by the shareholders present shall call the meeting of the shareholders to order and shall act as chairman of the meeting. The corporation's secretary shall act as secretary of all meetings of the shareholders, but, in his absence, the presiding officer may appoint any assistant secretary or other person to act as secretary of the meeting.

      Section 2.10. Proxies. At all shareholders' meetings, a shareholder entitled to vote may vote in person or by proxy appointed in writing by the shareholder or by his duly authorized attorney-in-fact. A proxy shall become effective when received by the secretary or other officer or agent of the corporation authorized to tabulate votes. Unless otherwise provided in the proxy, a proxy may be revoked at any time before it is voted, either by written notice filed with the secretary or other officer or agent of the corporation authorized to tabulate votes, or by oral notice given by the shareholder during the meeting. The presence of a shareholder who has filed his proxy shall not of itself constitute a revocation. No proxy shall be valid after 11 months from the date of its execution, unless otherwise provided in the proxy. The Board of Directors shall
                                       -3-
have the power and authority to make rules establishing presumptions as to the validity and sufficiency of proxies.

      Section 2.11. Voting of Shares. Each outstanding share shall be entitled to one vote upon each matter submitted to a vote at a shareholders' meeting, except to the extent that the voting rights of the shares of any class or classes are enlarged, limited or denied by the articles of incorporation or as otherwise required by Chapter 180.

      Section 2.12.  Voting of Shares by Certain Holders.

            (a) Other Corporations. Shares standing in another corporation's name may be voted either in person or by proxy, by the other corporation's president or any other officer appointed by the president. A proxy executed by any principal officer of the other corporation or such an officer's assistant shall be conclusive evidence of the signer's authority to act, in the absence of express notice to this corporation, given in writing to this corporation's secretary, or other officer or agent of the corporation authorized to tabulate votes, of the designation of some other person by the corporation's Board of Directors or Bylaws.

            (b) Legal Representatives and Fiduciaries. Shares held by an administrator, executor, guardian, conservator, trustee in bankruptcy, receiver, or assignee for creditors, in a fiduciary capacity, may be voted by the fiduciary, either in person or by proxy, without transferring the shares into his name, provided that there is filed with the secretary, before or at the time of the meeting, proper evidence of his incumbency and the number of shares held. Shares standing in a fiduciary's name may be voted by him, either in person or by proxy. A proxy executed by a fiduciary shall be conclusive evidence of the fiduciary's authority to give such proxy, in the absence of express notice to the corporation, given in writing to the corporation's secretary, or other officer or agent of the corporation authorized to tabulate votes, that this manner of voting is expressly prohibited or otherwise directed by the document creating the fiduciary relationship.

            (c) Pledgees. A shareholder whose shares are pledged shall be entitled to vote the shares until they have been transferred into the pledgee's name, and thereafter the pledgee shall be entitled to vote the shares so transferred.

            (d) Minors. Shares held by a minor may be voted by the minor in person or by proxy, and no such vote shall be subject to disaffirmance or avoidance unless before the vote the corporation's secretary, or other officer or agent of the corporation authorized to tabulate votes, has received written notice or has actual knowledge that the shareholder is a minor.

            (e) Incompetents and Spendthrifts. Shares held by an incompetent or spendthrift may be voted by the incompetent or spendthrift in person or by proxy, and no such vote shall be subject to disaffirmance or avoidance unless before the vote the
                                       -4-
      corporation's secretary, or other officer or agent of the corporation authorized to tabulate votes, has actual knowledge that the shareholder has been adjudicated an incompetent or spendthrift or actual knowledge that judicial proceedings for appointment of a guardian have been filed.

            (f) Joint Tenants. Shares registered in the names of two or more individuals who are named in the registration as joint tenants may be voted in person or by proxy signed by one or more of the joint tenants if either (1) no other joint tenant or his legal representative is present and claims the right to participate in the voting of the shares or, before the vote, files with the corporation's secretary, or other officer or agent of the corporation authorized to tabulate votes, a contrary written voting authorization or direction or written denial of authority of the joint tenant present or signing the proxy proposed to be voted, or
      (2) all other joint tenants are deceased and the corporation's secretary, or other officer or agent of the corporation authorized to tabulate votes, has no actual knowledge that the survivor has been adjudicated not to be the successor to the interests of those deceased.

      Section 2.13.  Notice of Shareholder Business and Nominations.

      (a)   Annual Meetings of Shareholders.

            (1) Nominations of persons for election to the Board of Directors of the corporation and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders (A) pursuant to the corporation's notice of meeting delivered pursuant to
      Section 2.04 of these Bylaws; (B) by or at the direction of the Board of Directors; or (C) by any shareholder of the corporation who is entitled to vote at the meeting who complied with the notice procedures set forth in subparagraphs (2) and (3) of this paragraph (a) of this Bylaw and who was a shareholder of record at the time such notice is delivered to the secretary of the corporation.

            (2) For nominations or other business to be properly brought before an annual meeting held after 2006 by a shareholder pursuant to clause (C) of subparagraph (a)(1) of this Bylaw, the shareholder must have given timely notice thereof in writing to the secretary of the corporation. To be timely, a shareholder's notice shall be delivered to the secretary at the principal offices of the corporation not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Such shareholder's notice shall set forth (A) as to each person whom the shareholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in
                                       -5-
      solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (B) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareholder, as they appear on the corporation's books, and of such beneficial owner and (ii) the class and number of shares of the corporation which are owned beneficially and of record by such shareholder and such beneficial owner.

            (3) Notwithstanding anything in the second sentence of subparagraph (a)(2) of this Bylaw to the contrary, in the event that the number of directors to be elected to the board of directors of the corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased board of directors made by the corporation at least 70 days prior to the first anniversary of the preceding year's annual meeting, a shareholder's notice required by this Bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive offices of the corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the corporation.

      (b) Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the corporation's notice of meeting pursuant to
Section 2.04 of these Bylaws. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the corporation's notice of meeting (1) by or at the direction of the Board of Directors or (2) by any shareholder of the corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in this Bylaw and who is a shareholder of record at the time such notice is delivered to the secretary of the corporation. Nominations by shareholders of persons for election to the Board of Directors may be made at such a special meeting of shareholders if the shareholder's notice required by subparagraph (a)(2) of this Bylaw shall be delivered to the secretary at the principal exec utive offices of the corporation (A) not earlier than the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or
(B) the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.
                                       -6-
      (c)   General.

            (1) Only persons who are nominated in accordance with the procedures set forth in this Bylaw shall be eligible to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Bylaw. Except as otherwise provided by law, the articles of incorporation or these Bylaws, the chairman of the board, if any, or the president of the corporation in that order shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Bylaw and, if any proposed nomination or business is not in compliance with this Bylaw, to declare that such defective proposal or nomination shall be disregarded.

            (2) For purposes of this Bylaw, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act.

            (3) Notwithstanding the foregoing provisions of this Bylaw, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Bylaw. Nothing in this Bylaw shall be deemed to affect any rights of shareholders to request inclusion of proposals in the corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.


                        BYLAW III.  BOARD OF DIRECTORS

      Section 3.01. General Powers. The corporation's powers shall be exercised by or under the authority of, and its business and affairs shall be managed under the direction of its Board of Directors, subject to any limitations set forth in the articles of incorporation, these Bylaws, or any provision of Chapter 180.

      Section 3.02. Number, Tenure and Qualifications. The number of directors of the corporation shall be not less than five nor more than seventeen. The exact number of directors, within the minimum and maximum limitation, shall be fixed from time to time by resolution of the Board of Directors. Each director shall hold office for a term of one year and until his successor shall have been elected by the shareholders or until his prior death, resignation or removal. A director may be removed from office by a vote of the shareholders taken at any shareholders' meeting called for that purpose, provided that a quorum is present. A director may resign at any time by delivering his written resignation to the Board of Directors.
                                       -7-
      Section 3.03. Election. Directors shall be elected by the shareholders at each annual shareholders' meeting. Each director shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

      Section 3.04. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this Bylaw immediately after the annual meeting of shareholders, and each adjourned session thereof. The place of such regular meeting shall be the same as the place of the meeting of shareholders which precedes it, or such other suitable place as may be announced at such meeting of shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without the state of Wisconsin, for the holding of additional regular meetings without other notice than such resolution.

      Section 3.05. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the chairman of the board, if any, or the president, or any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either in or outside the state of Wisconsin, as the place for holding any special meeting of the Board of Directors called by them, and if no other place is fixed, the place of meeting shall be the principal business office of the corporation in the state of Wisconsin.

      Section 3.06.  Meetings by Electronic Means of Communication.

            (a) Conduct of Meetings. The Board of Directors may, in addition to conducting meetings in which each director participates in person, conduct any regular or special meeting by the use of any means of communication, provided all participating directors may simultaneously hear each other during the meeting, all communication during the meeting is immediately transmitted to each participating director, and each participating director is able to immediately send messages to all other participating directors. All participating directors shall be informed that a meeting is taking place at which official business may be transacted.

            (b) Verification of Directors' Identity. The identity of each director participating in a meeting of the Board of Directors conducted pursuant to Section 3.06(a) (other than a meeting in which each director participates in person) must be verified by the secretary before the directors vote on (1) a plan of merger or share exchange; (2) to sell, lease, exchange, or otherwise dispose of substantial property or assets of the corporation; (3) to voluntarily dissolve or to revoke voluntary dissolution proceedings; or (4) to file for bankruptcy. The secretary shall verify each participating director's identity by requesting the director to give the password which shall have been provided specifically to such director in the notice of the meeting. For purposes of this section, whether a disposal of property or assets of the corporation shall be "substantial" shall be determined by the Board of Directors.
                                       -8-
      Section 3.07. Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by law or by the articles of incorporation or these Bylaws.

      Section 3.08. Quorum. A majority of the number of directors as required in Section 3.02 of these Bylaws shall constitute a quorum for the transaction of business at any Board of Directors' meeting, and a majority of the number of directors serving on a committee as authorized in Section 3.14 of these Bylaws shall constitute a quorum for the transaction of business at any committee meeting, but a majority of the directors present (though less than such quorum) may adjourn the meeting from time to time without further notice. These provisions shall not, however, apply to the determination of a quorum for actions taken pursuant to Bylaw VII of these Bylaws or any other provisions of these Bylaws which fix different quorum requirements as of the date of the adoption of this Section 3.08.

      Section 3.09. Vacancies. Any vacancy occurring in the Board of Directors, including a vacancy created by an increase in the number of directors, may be filled by the shareholders. During such time as the shareholders fail or are unable to fill such vacancies, then and until the shareholders act, (a) the Board of Directors may fill the vacancy; or (b) if the directors remaining in office constitute fewer than a quorum of the board, they may fill the vacancy by the affirmative vote of a majority of all directors remaining in office.

      Section 3.10. Notice of Meetings; Waiver. Written notice of each Board of Directors' meeting, except meetings pursuant to Section 3.04 of these Bylaws, shall be delivered personally, or by mail, private carrier, telegram, telex, telecopy, or other document transmitted electronically, to each director at his business address or at such other address as the director shall have designated in writing and filed with the secretary. Notice shall be given not less than 48 hours before the meeting being noticed, or 72 hours before the meeting being noticed if the notice is given by mail or private carrier. Oral notice may be given but in no event less than one hour before the meeting. Notice shall be deemed given at the time it is deposited with postage prepaid in the United States mail or delivered to a private carrier or telegraph company, as the case may be. Notice by telex or telecopy shall be deemed given when transmitted. Oral notice is deemed given and effective when communicated. A director may waive notice required under this section or by law at any time, whether before or after the time of the meeting. The waiver must be in writing, signed by the director, and retained in the corporate record book.
The director's attendance at a meeting shall constitute a waiver of notice of the meeting, except when a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of the meeting.

      Section 3.11. Conduct of Meetings. The chairman of the board, if any, and in his absence, the president, and in the absence of both of them, any director chosen by the directors present, shall call meetings of the Board of Directors to order and shall act as chairman of the board of the meeting. The secretary of the corporation shall act as secretary of all meetings of
                                       -9-
the Board of Directors, but in the absence of the secretary, the presiding officer may appoint any assistant secretary or any director or other person present to act as secretary of the meeting.

      Section 3.12. Compensation and Expenses. The Board of Directors, by affirmative vote of a majority of the directors then in office and irrespective of any personal interest of any of its members, may (a) establish reasonable compensation of all directors for services to the corporation as directors or may delegate this authority to an appropriate committee, (b) provide for, or to delegate authority to an appropriate committee to provide for, reasonable pensions, disability or death benefits, and other benefits or payments to directors of the corporation and to their estates, families, dependents, or beneficiaries for prior services rendered to the corporation by the directors, and (c) provide for reimbursement of reasonable expenses incurred in the performance of the directors' duties, including the expense of traveling to and from board meetings.

      Section 3.13. Directors' Assent. A director of the corporation who is present at a meeting of the Board of Directors or of a committee of the board of which he is a member, at which action on any corporate matter is taken, shall be deemed to have assented to the action taken unless (a) he objects at the beginning of the meeting (or promptly upon his arrival) to holding it or transacting business at the meeting; or (b) minutes of the meeting are prepared and his dissent or abstention from the action taken is entered in the minutes of the meeting; or (c) he delivers written notice of his dissent or abstention to the presiding officer of the meeting before its adjournment or to the corporation immediately after adjournment of the meeting. The right of dissent or abstention is not available to a director who votes in favor of the action taken.

      Section 3.14. Committees. The Board of Directors may create and appoint members to one or more committees, by resolution adopted by the affirmative vote of a majority of the number of directors required by Section 3.02 of these Bylaws. Each committee shall consist of two or more directors. To the extent provided in the resolution as initially adopted and as thereafter supplemented or amended by further resolution adopted by a like vote, each committee shall have and may exercise, when the Board of Directors is not in session, the powers of the Board of Directors in the management of the corporation's business and affairs, except that a committee may not (a) authorize distributions; (b) approve or propose to shareholders action that requires shareholder approval; (c) elect the principal officers; (d) amend articles of incorporation, or amend, adopt, or repeal bylaws; (e) approve a plan of merger not requiring shareholder approval; (f) authorize or approve reacquisition of shares except by a formula or method approved or prescribed by the Board of Directors; (g) authorize or approve the issuance or sale or contract for sale of shares or determine the designation and relative rights, preferences, and limitations of a class or series of shares, except that the Board of Directors may authorize a committee or a senior executive officer of the corporation to do so within limits prescribed by the Board of Directors; or (h) fill vacancies on the Board of Directors or on committees created pursuant to this section, unless the Board of Directors, by resolution, provides that committee vacancies may be filled by a majority of the remaining committee members. The Board of Directors may elect one or more of its members as alternate members of any such committee who may take the place of any absent member or members at any meeting of the committee,
                                       -10-
upon the request of the president or of the chairman of the board of the meeting. Each committee shall fix its own rules governing the conduct of its activities and shall make such report of its activities to the Board of Directors as the board may request.

      Section 3.15. Action Without a Meeting. Any action required or permitted by the articles of incorporation, these Bylaws, or any provision of law to be taken by the Board of Directors at a board meeting may be taken without a meeting if one or more written consents, setting forth the action so taken, shall be signed by all of the directors entitled to vote on the subject matter of the action and retained in the corporate records. Action taken pursuant to written consent shall be effective when the last director signs the consent or upon such other effective date as is specified in the consent.


                              BYLAW IV.  OFFICERS

      Section 4.01. Number and Titles. The corporation's principal officers shall be a president, a secretary, and a treasurer, each of whom shall be elected by the board. There may, in addition, be a chairman of the board, and one or more vice presidents, whenever the board shall see fit to cause such office or offices to be filled. If there is more than one vice president, the board may establish designations for the vice presidencies to identify their functions or their order. The same natural person may simultaneously hold more than one office.

      Section 4.02. Election and Term of Office. The officers of the corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his successor shall have been duly elected, or until the officer's death or resignation or removal in the manner hereinafter provided.

      Section 4.03. Additional Officers, Agents, etc. In addition to the officers referred to in Section 4.01 of these Bylaws, the corporation may have such other officers, assistants to officers, acting officers and agents, as the Board of Directors may deem necessary and may appoint. Each such person shall act under his appointment for such period, have such authority, and perform such duties as may be provided in these Bylaws, or as the board may from time to time determine. The Board of Directors may delegate to any officer the power to appoint any subordinate officers, assistants to officers, acting officers, or agents. In the absence of any officer, or for any other reason the Board of Directors may deem sufficient, the board may delegate, for such time as the board may determine, any or all of an officer's powers and duties to any other officer or to any director.

      Section 4.04. Removal. The Board of Directors may remove any officer or agent whenever in its judgment the corporation's best interests will be served thereby, but the removal shall be without prejudice to the contract rights, if any, of the person so removed. Appointment
                                       -11-
shall not of itself create contract rights. An officer may remove, with or without cause, any officer or assistant officer who was appointed by that officer.

      Section 4.05. Resignations. Any officer may resign at any time by giving written notice to the Board of Directors, the president, or the secretary. Any such resignation shall take effect at the time the notice of resignation is delivered, unless the notice specifies a later effective date. Unless otherwise specified in the notice of resignation, the acceptance of the resignation shall not be necessary to make it effective.

      Section 4.06. Vacancies. A vacancy in any principal office because of death, resignation, removal, disqualification, or other reason shall be filled by the Board of Directors for the unexpired portion of the term. A vacancy in any other office, as created under Section 4.01, of this Bylaw IV, because of death, resignation, removal, disqualification, or other reason may be filled by the Board of Directors for the unexpired portion of the term.

      Section 4.07. Powers, Authority and Duties. Officers of the corporation shall have the powers and authority conferred and the duties prescribed by the Board of Directors or the officer who appointed them in addition to and to the extent not inconsistent with those specified in other sections of this Bylaw IV.

      Section 4.08. The Chairman of the Board. The chairman of the board, if and while there be an incumbent of the office, shall preside at all meetings of the Board of Directors and meetings of the shareholders at which he is present. The chairman of the board shall have and exercise general supervision over the conduct of the corporation's affairs and over its other officers, subject, however, to the board's control. The chairman of the board shall from time to time report to the board all matters within his knowledge that the corporation's interests may require to be brought to the board's notice. The chairman of the board shall, whenever practicable, be consulted on all matters of general policy and shall have such authority and duties as the Board of Directors shall from time to time determine.

      Section 4.09. The President. The president, unless otherwise determined by the Board of Directors, shall be the chief executive officer of the corporation and, subject to the control of the Board of Directors, shall oversee and direct the business and affairs of the corporation. If and while there is no incumbent in the office of the chairman of the board of Directors, the president shall preside at all meetings of the shareholders. The president shall have authority, subject to such rules as may be prescribed by the Board of Directors, to appoint such officers, assistants to officers, acting officers, agents and employees of the corporation as the president shall deem necessary, to prescribe their powers, duties and compensation, and to delegate authority to them. Such agents and employees shall hold office at the discretion of the president. The president shall have authority together with another officer to sign, execute and deliver in the corporation's name all instruments either when specifically authorized by the Board of Directors or when required or deemed necessary or advisable by the president in the ordinary conduct of the corporation's normal business, except in cases where the signing and execution of the instruments shall be expressly delegated by these Bylaws or by the board to the president, acting
                                       -12-
alone, or to some other officer or agent of the corporation or shall be required by law or otherwise to be signed or executed by some other officer or agent. In general, the president shall perform all duties incident to the office of president and such other duties as may be prescribed by the Board of Directors from time to time.

      Section 4.10. The Vice Presidents. In the president's absence, or in the event of his death or inability or refusal to act, or if for any reason it shall be impractical for the president to act personally, the vice president (or if there is more than one vice president, the vice presidents in the order designated by the Board of Directors, or in the absence of any designation, in the order of their election) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. Each vice president shall perform such other duties and have such authority as from time to time may be delegated or assigned to him by the chairman of the board, if any, the president or by the Board of Directors. The execution of any instrument of the corporation by any vice president shall be conclusive evidence, as to third parties, of his authority to act in the president's place.

      Section 4.11.  The Secretary.  The secretary shall:

            (a) keep the record of all minutes of the shareholders and of the Board of Directors in one or more books provided for that purpose;

            (b) see that all notices are duly given in accordance with these Bylaws or as required by law;

            (c) be custodian of the corporation's corporate records and see that the books, reports, statements, certificates and all other documents and records required by law are properly kept and filed;

            (d) have charge, directly or through such transfer agent or agents and registrar or registrars as the Board of Directors may appoint, of the issue, transfer, and registration of certificates for shares in the corporation and of the records thereof, such records to be kept in such manner as to show at any time the number of shares in the corporation issued and outstanding, the names and addresses of the shareholders of record, and the numbers and classes of shares held by each;

            (e) exhibit at reasonable times upon the request of any director the records of the issue, transfer, and registration of the corporation's share certificates, at the place where those records are kept, and have these records available at each shareholders' meeting; and

            (f) in general, perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the chairman of the board, the president or by the Board of Directors.
                                       -13-
      Section 4.12.  The Treasurer.  The treasurer shall:

            (a) have charge and custody of, and be responsible for, all of the corporation's funds and securities; receive and give receipts for monies due and payable to the corporation from any source whatsoever; deposit all such monies in the corporation's name in such banks, financial institutions, trust companies or other depositories as shall be selected in accordance with the provisions of Section 5.04 of these Bylaws; cause such funds to be disbursed by checks or drafts on the authorized corporation's depositories, signed as the Board of Directors may require; and be responsible for the accuracy of the amounts of, and cause to be preserved proper vouchers for, all monies disbursed; and

            (b) in general, perform all duties incident to the office of treasurer and such other duties as from time to time may be delegated or assigned to him by the chairman of the board, the president or by the Board of Directors.

If required by the Board of Directors, the treasurer shall furnish a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the board shall determine.

      Section 4.13. Assistant Secretaries and Assistant Treasurers. There shall be such number of assistant secretaries and assistant treasurers as the Board of Directors may from time to time authorize. The assistant secretaries may sign with the president or a vice president, certificates for shares of the corporation, the issuance of which shall have been authorized by a resolution of the Board of Directors. The assistant treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The assistant secretaries and assistant treasurers, in general, shall perform such duties and have such authority as shall from time to time be delegated or assigned to them by the secretary or the treasurer, respectively, or by the chairman of the board, the president or by the Board of Directors.


               BYLAW V.   CONTRACTS, LOANS, CHECKS AND DEPOSITS

      Section 5.01. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute or deliver any instrument in the corporation's name and on its behalf. The authorization may be general or confined to specific instruments. When an instrument is so executed, no other party to the instrument or any third party shall be required to make any inquiry into the authority of the signing officer or officers, agent or agents.

      Section 5.02. Loans. No indebtedness for borrowed money shall be contracted on the corporation's behalf and no evidences of such indebtedness shall be issued in its name unless authorized by or under the authority of a resolution of the Board of Directors. The authorization may be general or confined to specific instances.
                                       -14-
      Section 5.03. Checks, Drafts, etc. All checks, drafts, or other orders for the payment of money, or notes or other evidences of indebtedness issued in the corporation's name, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by or under the authority of a resolution of the Board of Directors.

      Section 5.04. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the corporation's credit in such banks, trust companies, or other depositories as may be selected by or under the authority of a resolution of the Board of Directors.


           BYLAW VI.  VOTING OF SECURITIES OWNED BY THIS CORPORATION

      Section 6.01.Authority to Vote. Any shares or other securities issued by any other corporation and owned or controlled by this corporation may be voted at any meeting of the issuing corporation's security holders by the president of this corporation if he be present, or in his absence, by any vice president of this corporation who may be present.

      Section 6.02. Proxy Authorization. Whenever, in the judgment of the president, or in his absence, of any vice president, it is desirable for this corporation to execute a proxy or written consent with respect to any shares or other securities issued by any other corporation and owned by this corporation, the proxy or consent shall be executed in this corporation's name by the president or one of the vice presidents of this corporation, without necessity of any authorization by the Board of Directors, counter-signature, or attestation by another officer. Any person or persons designated in this manner as this corporation's proxy or proxies shall have full right, power and authority to vote the shares or other securities issued by the other corporation and owned by this corporation in the same manner as the shares or other securities might be voted by this corporation.


                BYLAW VII.  CONTRACTS BETWEEN THIS CORPORATION
                              AND RELATED PERSONS

      Any contract or other transaction between the corporation and one or more of its directors, or between the corporation and any entity of which one or more of its directors are members or employees or in which one or more of its directors are interested, or between the corporation and any corporation or association of which one or more of its directors are shareholders, members, directors, officers, or employees or in which one or more of its directors are interested, shall not be voidable by the corporation solely because of the director's or officer's interest in the transaction if:

            (a) the material facts of the transaction and the director's or officer's interest were disclosed or known to the Board of Directors or a committee of the Board of Directors,
                                       -15-
      and a majority of disinterested members of the Board of Directors or committee authorized, approved, or specifically ratified the transaction; or

            (b) the material facts of the transaction and the director's or officer's interest were disclosed or known to the shareholders entitled to vote, and a majority of the shares held by disinterested shareholders authorized, approved, or specifically ratified the transaction; and

            (c)  the transaction was fair to the corporation.

For purposes of this Bylaw VII, a majority of directors, including directors having a direct or indirect interest in the transaction, shall constitute a quorum of the board or a committee of the board acting on the matter.


            BYLAW VIII.  CERTIFICATES FOR SHARES AND THEIR TRANSFER

      Section 8.01.Certificates for Shares. Certificates representing shares in the corporation shall, at a minimum, state on their face all of the following: (a) the name of the corporation and that it is organized under the laws of the state of Wisconsin; (b) the name of the person to whom issued; and
(c) the number and class of shares that the certificate represents. The share certificates shall be signed by the president or any vice president and by the secretary and any assistant secretary or any other officer or officers designated by the Board of Directors. A record shall be kept of the name of the owner or owners of the shares represented by each certificate, the number of shares represented by each certificate, the date of each certificate, and in case of cancellation, the date of cancellation. Every certificate surrendered to the corporation for exchange or transfer shall be cancelled, and no new certificate or certificates shall be issued in exchange for any existing certificates until the existing certificates shall have been so cancelled, except in cases provided for in Section 8.07 of these Bylaws.

      Section 8.02. Facsimile Signatures. The signatures of the president or vice president and the secretary or assistant secretary upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the corporation itself or an employee of the corporation.

      Section 8.03. Signature by Former Officer. If an officer who has signed or whose facsimile signature has been placed upon any share certificate shall have ceased to be an officer before the certificate is issued, the corporation may issue the certificate with the same effect as if he were an officer at the date of its issue.

      Section 8.04. Consideration for Shares. The corporation's shares may be issued for such consideration as shall be determined by the Board of Directors to be adequate. When the corporation receives payment of the consideration for which shares are to be issued, the shares shall be deemed fully paid and nonassessable by the corporation.
                                       -16-
      Section 8.05. Transfer of Shares. Transfers of shares in the corporation shall be made on the corporation's books only by the registered shareholder, by his legal guardian, executor, or administrator, or by his or her attorney authorized by a power of attorney duly executed and filed with the corporation's secretary or with a transfer agent appointed by the Board of Directors, and on surrender of the certificate or certificates for the shares. Where a share certificate is presented to the corporation with a request to register for transfer, the corporation shall not be liable to the owner or any other person suffering a loss as a result of the registration of transfer if
(a) there were on or with the certificate the necessary endorsements, and (b) the corporation had no duty to inquire into adverse claims or has discharged the duty. The corporation may require reasonable assurance that the endorsements are genuine and effective in compliance with such other regulations as may be prescribed by or under the Board of Directors' authority. The person in whose name shares stand on the corporation's books shall, to the full extent permitted by law, be deemed the owner of the shares for all purposes.

      Section 8.06. Lost, Destroyed or Stolen Certificates. If an owner claims that his share certificate has been lost, destroyed, or wrongfully taken, a new certificate shall be issued in place of the original certificate if the owner (a) so requests before the corporation has notice that the shares have been acquired by a bona fide purchaser; (b) files with the corporation a sufficient indemnity bond (unless such bond is waived by the Board of Directors); and (c) satisfies such other reasonable requirements as may be prescribed by or under the authority of the Board of Directors.

      Section 8.07. Stock Regulations. The Board of Directors shall have the power and authority to make all such further rules and regulations not inconsistent with the statutes of the state of Wisconsin as they may deem expedient concerning the registration of certificates representing shares of the corporation.


                           BYLAW IX.  DISTRIBUTIONS

      The Board of Directors may make distributions to its shareholders whenever and in whatever amounts as, in the board's opinion, the corporation's condition renders advisable in the manner and upon the terms and conditions provided by law and the restated articles of incorporation.

                           BYLAW X.  INDEMNIFICATION

      (a)   Mandatory Indemnification.

            (1) Subject to the conditions and limitations of this Bylaw X and the corporation's articles of incorporation, the corporation shall, to the fullest extent permitted by the Wisconsin Business Corporation Law as it may then be in effect,
                                       -17-
      indemnify and hold harmless each person (and the heirs and legal representatives of such person) who is or was a director or officer of the corporation, or of any other corporation or other enterprise which is served in any capacity at the request of the corporation (the "executive"), against any and all expenses (including, but not limited to, fees, costs, charges, disbursements, attorneys' fees and any other expenses (hereafter collectively referred to as "expenses")) and liabilities (including, but not limited to, the obligation to pay a judgment, settlement, penalty, assessment, forfeiture or fine, including an excise tax assessed with respect to an employee benefit plan (hereinafter collectively referred to as "liabilities")) actually and reasonably incurred by him in connection with the result from any threatened, pending or completed civil, criminal, administrative or investigative action, suit, arbitration or other proceeding (whether brought by or in the right of the corporation or such other corporation or otherwise) ("proceedings"), or in connection with an appeal relating thereto, including, without limitation, proceedings brought under and/or predicated upon the Securities Act of 1933, as amended, and/or the Securities Exchange Act of 1934, as amended, and/or the Investment Company Act of 1940, as amended, and/or their respective state counterparts and/or any rule or regulation promulgated thereunder, in which he may become involved, as a party or otherwise, by reason of his being or having been such executive, or by reason of any past or future action or omission or alleged action or omission (including those antedating the adoption of the Bylaw) by him in such capacity, whether or not he continues to be such at the time such liability or expense is incurred, either:

                  (A) to the extent he is successful on the merits or otherwise in the defense of a proceeding, or

                  (B) to the extent he is not successful on the merits or otherwise in the defense of a proceeding, unless it is determined pursuant to paragraph (b) of this Bylaw that liability was incurred because the executive breached or failed to perform a duty he owed to the corporation and the breach or failure to perform constituted:

                        (i) a willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the executive had a material conflict of interest,

                        (ii) a violation of criminal law, unless the executive had reasonable cause to believe his conduct was lawful or no reasonable cause to believe his conduct was unlawful,

                        (iii) a transaction from which the executive derived an improper personal profit, or

                        (iv)  willful misconduct.
                                       -18-
            (2) In the event the executive is or was serving as an executive, trustee, fiduciary, administrator, employee or agent of an employee benefit plan sponsored by or otherwise associated with the corporation and incurs expenses or liabilities by reason of a proceeding having been brought, or having been threatened, against such executive because of his status as such an executive, trustee, fiduciary, administrator, employee or agent of such plan or by reason of his performing duties in any such capacities, the corporation shall indemnify and hold harmless the executive against any and all of such reasonable amounts subject to the provisions of paragraph (a) hereof.

            (3) The corporation may agree to indemnify and allow reasonable expenses for an employee or agent of the corporation who is not an executive by general or specific action of the Board of Directors, or by contract or agreement.

      (b)  Right to Indemnification; How Determined.

            (1) An executive's indemnification under this Bylaw X shall be determined pursuant to one of the following means (the "Authority") as may be selected by the executive seeking such indemnification:

                  (A) by a majority vote of a quorum of the Board of Directors consisting of directors not at the time parties to the same or related proceedings. If a quorum of disinterested directors cannot be obtained, by a majority vote of a committee duly appointed by the Board of Directors and consisting of two or more directors not at the time parties to the same or related proceedings. Directors who are parties to the same or related proceedings may participate in the designation of the members of the committee;

                  (B) by independent legal counsel selected by a quorum of the Board of Directors or its committee in the manner prescribed in (i) above or, if unable to obtain such quorum or committee, by majority vote of the full Board of Directors, including directors who are parties to the same or related proceedings;

                  (C) by a panel of three arbitrators consisting of one arbitrator selected by those directors entitled under (ii) above to select independent legal counsel, one arbitrator selected by the executive seeking indemnification and one arbitrator selected by the two arbitrators previously selected;

                  (D)  by an affirmative vote of shares as set forth in Section
            2.08 of Bylaw II of these Bylaws;

                  (E) by a court pursuant to the Wisconsin Business Corporation Law as it may then be in effect; or
                                       -19-
                  (F) by any other method provided for by the articles of incorporation, contract or agreement. In any such determination there shall exist a rebuttable presumption that the executive has met such standard(s) of conduct and is therefore entitled to indemnification pursuant to this Bylaw X. The burden of rebutting such presumption by clear and convincing evidence shall be on the corporation. The Authority shall make a determination within sixty days of being selected and shall simultaneously submit a written opinion of its conclusions to both the corporation and the executive and, if the Authority determines that the executive is entitled to be indemnified for any amounts pursuant to this Bylaw X, the corporation shall pay such amounts (net of all amounts, if any, previously advanced to the executive pursuant to paragraph
            (d), including interest thereon as provided in paragraph (e)(3), to the executive (or to such other person or entity as he may designate in writing to the corporation) within ten days of receipt of such opinion.

            (2) Any executive may, either before or within two years after a determination, if any, has been made by the Authority, petition the appropriate circuit court of the state of Wisconsin or any other court of competent jurisdiction to determine whether the executive is entitled to indemnification under this Bylaw X, and such court shall thereupon have the exclusive authority to make such determination unless and until such court dismisses or otherwise terminates such proceeding without having made such determination. The court shall, as petitioned, make an independent determination of whether the executive is entitled to indemnification as provided under this Bylaw X, irrespective of any prior determination made by the Authority; provided, however, that there shall exist a rebuttable presumption that the executive has met the applicable standard(s) of conduct and is therefore entitled to indemnification pursuant to this Bylaw X. The burden of rebutting such presumption by clear and convincing evidence shall be on the corporation.
      If the court determines that the executive is entitled to be indemnified for any amounts pursuant to this Bylaw X, unless otherwise ordered by such court, the corporation shall pay such amounts (net of all amounts, if any, previously advanced to the executive pursuant to paragraph (d), including interest thereon as provided in paragraph (e)(3), to the executive (or to such other person or entity as the executive may designate in writing to the corporation) within ten days of the rendering of such determination. An executive shall pay all expenses incurred by the executive in connection with the judicial determination provided in this paragraph (b)(2), and any subsequent appeal thereof, unless it shall ultimately be determined by the court that he is entitled to be indemnified, in whole or in part, by the corporation as authorized in this Bylaw X.

            (3) Except as otherwise set forth in this subparagraph (2)(b), the expenses associated with the indemnification process set forth in this paragraph (b), including, without limitation, the expenses of the Authority selected hereunder, shall be paid by the corporation.
                                       -20-
      (c) Termination of a Proceeding is Nonconclusive. The termination of any proceeding, no matter by whom brought, including, without limitation, Securities Law proceedings, by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the executive has not met the applicable standard(s) of conduct set forth in paragraph (a).

      (d)  Advance Payment.

            (1) Upon written request, the corporation shall advance expenses to, or where appropriate, at its expense, undertake the defense of, every such person prior to the final disposition thereof upon receipt of an undertaking by or on behalf of the recipient to repay such amount unless it shall ultimately be determined that he is entitled to indemnification under this Bylaw X together with a written affirmation of his good faith and belief that he has not breached or failed to perform his duties to the corporation.

            (2) In the event the corporation makes an advance of expenses to the executive pursuant to this Bylaw X, the corporation shall be subrogated to each and every right of recovery the executive may have against any insurance carrier from whom the corporation has purchased insurance for such purpose, if any.

      (e)  Partial Indemnification; Interest.

            (1) If it is determined pursuant to this Bylaw X that an executive is entitled to indemnification as to some claims, issues or matters, but not as to other claims, issues or matters, involved in any proceeding, no matter by whom brought, including, without limitation, Securities Law proceedings, the Authority (or the court) shall authorize the reasonable proration (and payment by the corporation) of such expenses and liabilities with respect to which indemnification is sought by the executive, among such claims, issues or matters as the Authority (or the court) shall deem appropriate in light of all of the circumstances of such proceeding.

            (2) If it is determined pursuant to this Bylaw X that certain amounts incurred by an executive, are for whatever reason, unreasonable in amount, the Authority (or the court) shall authorize indemnification to be paid by the corporation to the executive for only such amounts as the Authority (or the court) shall deem reasonable in light of all of the circumstances of such proceeding.

            (3) To the extent deemed appropriate by the Authority pursuant to this Bylaw X, or by the court before which such proceeding was brought, interest shall be paid by the corporation to an executive, at a reasonable interest rate, for amounts for which the corporation indemnifies the executive.

      (f) Limitation of Derivative Proceedings and Release of Derivative Claims. No proceeding shall be brought and no cause of action shall be asserted, including, without
                                       -21-
limitation, Securities Law proceedings, by or in the right of the corporation, against the executive, his spouse, heirs, executors or administrators after the expiration of two years from the date the executive ceases, for any reason whatsoever, to serve as an executive of the corporation and/or of an affiliate unless asserted by the filing of an appropriate proceeding within such two-year period. The provisions of any federal, state or local law or statute providing in substance that releases shall not extend to claims, demands, injuries or damages which are unknown or unsuspected to exist at the time to the person or entity executing such release are hereby expressly waived by the corporation and its shareholders.

      (g) Nonexclusivity of Bylaw X. The right to indemnification provided to an executive by this Bylaw X shall not be deemed exclusive of any other rights to indemnification or the advancement of expenses to which he may be entitled under any charter provision, contract, agreement, resolution, vote of shareholders or disinterested directors of the corporation or otherwise, including, without limitation, under Federal law or Wisconsin Business

Corporation Law Chapter 180 as it may then be in effect, both as to acts in his official capacity as such executive or other employee or agent of the corporation or of an affiliate or as to acts in any other capacity while holding such office or position, and the terms and provisions of this Bylaw X shall continue as to the executive if he ceases to be an executive or other employee or agent of the corporation or of an affiliate, and such terms and provisions shall inure to the benefit of the heirs, executors and administrators of the executive.

      (h)  Insurance.

            (1) The corporation may purchase and maintain insurance on behalf of an executive, agent or employee against any liability asserted against him or incurred by or on behalf of him or her in such capacity as an executive or other employee or agent of the corporation or of an affiliate, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Bylaw X or under Wisconsin Business Corporation Law Chapter 180 as it may then be in effect. The purchase and maintenance of such insurance shall not in any way limit or affect the rights and obligations of the corporation or the executive under this Bylaw X and the execution and delivery of this Bylaw X by the corporation and the executive shall not in any way limit or affect the rights and obligations of the corporation or of the other party or parties thereto under any such policy or agreement of insurance.

            (2) If an executive shall receive payment from any insurance carrier or from the plaintiff in any proceeding against the executive in respect of indemnified amounts after payments on account of all or part of such indemnified amounts have been made by the corporation pursuant to this Bylaw X, the executive shall promptly reimburse the corporation for the amount, if any, by which the sum of such payment by such insurance carrier or such plaintiff and payments by the corporation to the executive exceeds such indemnified amounts; provided, however, that such portions, if any, of such insurance proceeds that are required to be reimbursed to the insurance carrier under the terms of its
                                       -22-
      insurance policy, such as deductible or co-insurance payments, shall not be deemed to be payments to the executive hereunder. In addition, upon payment of indemnified amounts under this Bylaw X, the corporation shall be subrogated to an executive's rights against any insurance carrier in respect of such indemnified amounts and the executive shall execute and deliver any and all instruments and/or documents and perform any and all other acts or deeds which the corporation deems necessary or advisable to secure such rights. The executive shall do nothing to prejudice such rights of recovery or subrogation.

      (i) Witness Expenses. Upon the executive's written request, the corporation shall pay (in advance or otherwise) or reimburse any and all expenses reasonably incurred by him in connection with his or her appearance as a witness in any proceeding at a time when he has not been formally named a defendant or respondent to such a proceeding.

      (j)  Contribution.

            (1) In the event the indemnity provided for in paragraph (a) is unavailable to the executive for any reason whatsoever, the corporation, in lieu of indemnifying the executive, shall contribute to the amount reasonably incurred by or on behalf of the executive, whether for liabilities and/or for expenses in connection with any proceeding, no matter by whom brought, including without limitation, Securities Law proceedings, in such proportion as is deemed fair and reasonable by the Authority pursuant to paragraph (b) hereof, or by the court before which such proceeding was brought, taking into account all of the circumstances of such proceeding, in order to reflect:

                  (A) the relative benefits received by the corporation and the executive as a result of the event(s) and/or transaction(s) giving cause to such proceeding; and/or

                  (B) the relative fault of the corporation (and its other executives, employees and/or agents) and the executive in connection with such event(s) and/or transaction(s).

            (2) The executive shall not be entitled to contribution from the corporation under this paragraph (j) if it is determined by the Authority pursuant to paragraph (b), or by the court before which such proceeding was brought, that the executive, in the performance of his duty to the corporation or otherwise, violated the provisions of paragraph(a).

            (3) The corporation's payment of, and the executive's right to, contribution under this paragraph (j) shall be made and determined in accordance with paragraph (b) hereof relating to the corporation's payment of, and the executive's right to, indemnification under this Bylaw X.
                                       -23-
      (k) Severability. In the event that any provision of this Bylaw X shall be deemed invalid or inoperative, or in the event that a court of competent jurisdiction determines that any of the provisions of this Agreement contravene public policy, this Bylaw X shall be construed so that the remaining provisions shall not be affected, but shall remain in full force and effect, and any such provisions which are invalid or inoperative or which contravene public policy shall be deemed, without further action or deed on the part of any person, to be modified, amended and/or limited, but only to the extent necessary to render the same valid and enforceable, and the corporation shall indemnify the executive as to reasonable expenses, judgments, fines and amounts incurred in settlement with respect to any proceeding, no matter by whom brought, including Securities Law proceedings, to the full extent permitted by any applicable provision of this Bylaw X that shall not have been invalidated and to the full extent otherwise permitted by the Wisconsin Business Corporation Law as it may then be in effect.

                            BYLAW XI.  FISCAL YEAR

      The fiscal year of the corporation shall begin on the 1st day of January and end on the 31st day of December in each year.


                               BYLAW XII.  SEAL

      The corporation shall not have a corporate seal, and all formal corporate documents shall, when required, carry the designation "No Seal" along with the signature of the officer or officers.

                            BYLAW XIII.  AMENDMENTS

      Section 13.01.  By Shareholders.  Except with respect to Sections 2.02,
2.08 and 3.08, and unless a greater number of shares is required under the terms of any section of any bylaw of these Bylaws which has been adopted by the shareholders or by law, these Bylaws may be altered, amended or repealed and new bylaws may be adopted by the shareholders by affirmative vote of not less than a majority of all voting groups of this corporation entitled to vote in the election of directors present or represented at any annual or special meeting of the shareholders at which a quorum is in attendance. Sections 2.02,
2.08 and 3.08 of the Bylaws may be altered, amended or repealed only by the affirmative vote of two-thirds of all voting groups of this corporation entitled to vote in the election of directors at any annual or special meeting of the shareholders at which a quorum is in attendance in addition to the vote or consent of the holders of the stock of this corporation otherwise required by law.

      Section 13.02. By Directors. These Bylaws may also be altered, amended or repealed and new bylaws may be adopted by the Board of Directors by affirmative vote of a majority of the number of directors present at any meeting at which a quorum is in attendance; but no bylaw adopted by the shareholder shall be amended or repealed by the Board of Directors if the bylaw so adopted so provides.
                                       -24-
      Section 13.03. Implied Amendments. Any action taken or authorized by the shareholders or by the Board of Directors, which would be inconsistent with the bylaws then in effect but is taken or authorized by affirmative vote of not less than the number of shares or the number of directors required to amend the bylaws so that the bylaws would be consistent with such action, shall be given the same effect as though the bylaws had been temporarily amended or suspended so far, but only so far, as is necessary to permit the specific action so taken or authorized.
                                       -25-